SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  June 23, 2000
                Date of Report (Date of earliest event reported)
                           HEARTLAND BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

Indiana                         333-32245                     35-2017085
(State or other           (Commission File Number)        (IRS Employer
jurisdiction of                                           Identification Number)
incorporation)


420 North Morton Street                                                 46131
Franklin, Indiana                                                    (Zip Code)
(Address of principal executive
offices)



        Registrant's telephone number, including area code (317) 738-3915




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Item 5.   Other Events

        The Board of Directors has adopted a Shareholder Rights Plan (the "Plan"). The purpose of the Plan is to deter certain coercive tactics that have been used to acquire control of public corporations and to enable the Board of Directors to represent effectively the interests of the shareholders and other constituencies of the Company in the event of a takeover attempt. The Plan will not deter negotiated mergers or business combinations that the Board of Directors determines to be in the shareholders best interests and in the best interests of the Company. The Plan is designed to force an acquiror to deal with the Board of Directors. If the acquiror's proposal is not approved by the Board, the issuance of the Rights provided for in the Plan would dramatically alter the capital structure of the Company thereby making the acquiror's proposal unattractive to it. The involvement of the Board of Directors could improve the price and terms of any acquisition proposal. The adoption of the Plan is not in response to any acquisition proposal. The Plan does not in any way alter the financial strength of the Company or interfere with its business plans. The adoption of the Plan is not dilutive, does not affect reported earnings per share, and is not taxable to the shareholders or the Company.

        Under the Plan, rights will attach to the outstanding common shares at the rate of one right for each share held by shareholders of record at the close of business on July 7, 2000. The rights will become exercisable only if a person or group of affiliated persons (an "Acquiring Person") acquires 15% or more of the Company's common shares or announces a tender offer or exchange offer that would result in the acquisition of 30% or more of the outstanding common shares. At that time, the rights may be redeemed at the election of the Board of Directors of the Company. If not redeemed, then prior to the acquisition by such person of 50% or more of the outstanding common shares of the Company, the Company may exchange the rights (other than rights owned by the Acquiring Person, which would have become void) for common shares (or other securities) of the Company on a one-for-one basis. If not exchanged, the rights may be exercised and the holders may acquire preferred share units or common shares of the Company having a value of two times the exercise price of $35.00. Each preferred share unit carries the same voting rights as one common share. If the Acquiring Person engages in a merger or other business combination with the Company, the rights would entitle the holders to acquire shares of the Acquiring Person having a market value equal to twice the exercise price of the rights. The Plan will expire on June 22, 2010. The distribution of the rights is not a taxable event for shareholders of the Company.

        In connection with the adoption of the Plan, the Board of Directors also approved the terms of the Series A Preferred Shares and adopted an amendment to the Articles of Incorporation of the Company designating the relative rights, preferences and limitations of the Series A Preferred Shares.



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Item 7.   Financial Statements and Exhibits

        (a)    Financial statements of businesses acquired

               Not applicable

        (b)    Pro forma financial information

               Not applicable

        (c)    Exhibits

               3.01 Articles of Amendment of Articles of Incorporation as filed with the Indiana Secretary of State on June 27, 2000.

               4.01 Rights Agreement dated as of June 23, 2000 between Heartland Bancshares, Inc., and Heartland Community Bank, as Rights Agent.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               HEARTLAND BANCSHARES, INC.



                                               By:/S/Steve Bechman
                                               -------------------
                                               Steve Bechman
                                               President


Dated: June 27, 2000